Exhibit 10.6

PROFESSIONAL HOLDING CORP.

2014 ASSOCIATE STOCK PURCHASE PLAN

1.                  Purpose. The purpose of the Plan is to provide Associates of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                  Definitions.

(a)               "Associate" shall mean any individual who is an employee of the Company or a Designated Subsidiary for purposes of tax withholding under the Code and who is not an owner of five percent (5%) or more of all outstanding Common Stock on a fully diluted basis (i.e., after taking into account outstanding stock options and other Common Stock equivalents) except that the Chief Executive Officer of the Company shall not be an Associate for purposes of this Plan provided that the Chief Executive Officer is a highly compensated employee as defined in §414(q) of the Code.

(b)               "Board" shall mean the Board of Directors of the Company.

(c)               "Code" shall mean the Internal Revenue. Code of 1986, as amended.

(d)               "Committee" shall mean a committee appointed by the Board which shall be the administrative committee for the Plan (the “Committee”); provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act, such Committee shall be comprised solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act. All references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed.

(e)               "Common Stock" shall mean the Class A Common Stock of the Company, $0.01 par value per share.

(f)                "Company" shall mean Professional Holding Corp., a Florida corporation.

(g)               "Compensation" shall mean all base gross earnings, salary, wages, annual bonuses and commissions paid to the Associate by the Company or a Designated Subsidiary as compensation for services to the Company or Designated Subsidiary, before deduction for any salary deferral contributions made by the Associate to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

(h)              "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(i)                "Enrollment Date" shall mean the first day of each Offering Period.

(j)                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(k)               "Exercise Date" shall mean the last day of each Offering Period.

(l)                "Fair Market Value" shall mean (1) the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (2) the closing price of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (3) the closing bid price last quoted by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly-traded, "Fair Market Value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

(m)             "Offering Period" shall mean, subject to the second sentence of Section 4 hereof, a period of twelve months, commencing on January 1 of each calendar year and terminating on December 31 of that calendar year.

(n)              "Parent" shall mean a corporation which is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

(o)               "Plan" shall mean this Professional Holding Corp. 2014 Associate Stock Purchase Plan.

(p)               "Purchase Price" shall mean an amount equal to ninety-five percent (95%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower, as determined in the sole discretion of the Committee. Subject to the limitations imposed under Section 423 of the Code, the Committee may adjust the Purchase Price to such other percentage of Fair Market Value as determined by the Committee.

(q)              "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)               "Subsidiary" shall mean a corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

3.                  Eligibility.

(a)               Each person who is an Associate on a given Enrollment Date shall be eligible to participate in the Plan for the Offering Period containing such Enrollment Date, subject to the requirements of Section 423 of the Code.

(b)               Any provisions of the Plan to the contrary notwithstanding, no Associate shall be granted an option under the Plan (i) if, immediately after the grant, such Associate would own stock (together with stock owned by any other person or entity that would be attributed to such Associate pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Parents and Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time. The limitation described in clause (ii) of the preceding sentence shall be applied in a manner consistent with Section 423(b)(8) of the Code.

4.                  Offering Periods. The Plan shall be implemented by consecutive Offering Periods continuing from the first Offering Period until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareowner approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                  Participation.

(a)               An Associate may become a participant in the Plan for an Offering Period by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (or in such other form as the Committee shall approve and which shall contain substantially the same terms as Exhibit A) and filing it with the human resources office of the Company or applicable Designated Subsidiary at least fifteen (15) business days prior to the applicable Enrollment Date, unless a later time for filing the subscription agreement is set by the Committee for all Associates with respect to a given Offering Period.

(b)               Payroll deductions for a participant shall commence on the first payroll date following the Enrollment Date and shall end on the last payroll date in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.                  Payroll Deductions.

(a)               At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount (expressed as a whole number percentage or a fixed dollar amount) of the Compensation he or she receives on each pay day during the Offering Period.

(b)               All payroll deductions made for a participant shall be credited to his or her account under the Plan. Subject to the limitations set forth in Section 7, the Committee may, in its sole discretion, determine whether or not to permit participants to make any additional payments into such account and, if so, upon such terms as the Committee may determine. However, in all events, all employees shall have the same rights and privileges with respect to their right to make such additional payments.

(c)               A participant may discontinue his or her participation in the Plan, as provided in Section 10 hereof, at any time during the Offering Period prior to the Exercise Date. Once an Offering Period has commenced, a participant may not increase or decrease the rate or amount of his or her payroll deductions for that Offering Period, but may, during that Offering Period, increase or decrease the rate or amount of his or her payroll deductions for the next succeeding Offering Period, by completing or filing with the Company or applicable Designated Subsidiary a new subscription agreement, at least fifteen (15) business days prior to the end of that Offering Period, authorizing a change in payroll deduction rate or amount. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)               Notwithstanding the foregoing, a participant’s payroll deductions may be decreased to 0% at any time, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof. Subject to the preceding sentence, payroll deductions shall recommence at the rate or amount provided in such participant’s subscription agreement at the beginning of the next succeeding Offering Period, unless terminated by the participant as provided in Section 10 hereof.

(e)               At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provisions for the federal, state, or other tax withholding obligations of the Company or applicable Designated Subsidiary, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or applicable Designated Subsidiary may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or applicable Designated Subsidiary to meet applicable withholding obligations, including any withholding required to make available to the Company or applicable Designated Subsidiary any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Associate.

7.                  Grant of Option. On the Enrollment Date of each Offering Period, each Associate participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Associate’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall an Associate be permitted to purchase during any calendar year more than $25,000 in Fair Market Value of Common Stock (with Fair Market Value to be determined on each Enrollment Date) within such calendar year and, provided further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.                  Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date and, subject to the limitations set forth in Sections 3(b) and 12 hereof, the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by the participant.

9.                  Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to or for the account of each participant, as appropriate, a certificate representing the shares purchased upon exercise of his or her option; provided, however, that the Committee may instead determine to hold such shares in an account for each such participant until the participant either ceases participation in the Plan or requests delivery of such shares.

10.                 Withdrawal; Termination of Employment.

(a)               A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time prior to the last business day of an Offering Period (or such earlier date established by the Committee in its discretion) by giving written notice to the Company or applicable Designated Subsidiary in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from the Plan during an Offering Period, he or she may not resume participation until the next Offering Period. He or she may resume participation for any other Offering Period by delivering to the Company or applicable Designated Subsidiary a new subscription agreement at least fifteen (15) days prior to the Enrollment Date for such Offering Period.

(b)               Upon a participant’s ceasing to be an Associate for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c)               A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participant in any similar plan which may hereafter be adopted by the Company.

11.              Interest. No interest shall accrue or be payable with respect to any of the payroll deductions of a participant in the Plan.

12.              Stock.

(a)               The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Two Million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)               No participant will have an interest or voting right in shares covered by his or her option until such option has been exercised.

(c)               Shares to be issued to a participant under the Plan will be registered in the record or beneficial name of the participant or in the record or beneficial name of the participant and his or her spouse.

13.              Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are Associates are permitted to participate in the Plan, provided that members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

14.              Payments Upon Death of Participant. In the event of a participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares (or cash, if applicable), the Company shall deliver such shares or cash to the participant’s estate. In addition, in the event of a participant’s death prior to the exercise of an option, the Company shall remit any cash from the participant’s account under the Plan to his estate.

15.              Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.              Use of Funds. All payroll deductions received or held by the Company or applicable Designated Subsidiary under the Plan may be used by the Company or such Subsidiary for any corporate purpose, and the Company or applicable Designated Subsidiary shall not be obligated to segregate such payroll deductions.

17.              Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Associates at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.              Adjustments Upon Changes in Capitalization.

(a)               Changes in Capitalization. Unless the Committee specifically determines otherwise, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. Any adjustment accomplished as a result of a change in capitalization shall be subject to any required action by the shareowners of the Company.

(b)               Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

(c)               Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.              Amendment or Termination.

(a)               The Committee may, without further action by the shareowners and without receiving further consideration from the Associates, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with applicable self-regulatory organization rules or requirements.

(b)               The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareowner approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

(i)        increasing the number of shares of Common Stock to be issued under the Plan (other than pursuant to Section 18); and

(ii)       changing the corporations whose employees may be offered purchase rights under the plan.

In addition to the foregoing, the Committee shall seek shareowner approval for amendments that require shareowner approval under Section 423 of the Code (or any successor provision or any other applicable law or regulation).

(c)               Except as provided in Sections 18 and 19(a) hereof, no termination may, without the consent of an affected Associate, adversely affect options previously granted; provided, that an Offering Period may be terminated by the Committee on any Exercise Date if the Committee determines that the termination of the Plan is in the best interests of the Company and its shareowners. Except as provided in Sections 18 and 19(a) hereof, no amendment may adversely affect the rights of any options previously granted. The Committee shall determine in its sole discretion for purposes of this Section 19 whether or not a participant’s rights have been "adversely affected."

20.              Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.              Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed.

22.              Term of Plan. The Plan shall be effective as of October 21, 2014 upon its adoption by the Board. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 19 hereof.

23.              Additional Restrictions of Section 16 of the Exchange Act. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of the rules and regulations promulgated under such Section 16. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by such rules and regulations to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

*                    *                    *

As adopted by the Board of Directors of

Professional Holding Corp.

Effective as of October 21, 2014

By:

EXHIBIT A

PROFESSIONAL HOLDING CORP.

2014 ASSOCIATE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

___	Original Application	Enrollment Date:_________________

___	Change in Payroll Deduction Rate

___	Change of Beneficiary(ies)

1.                  _____________________________________ hereby elects to participate in the Professional Holding Corp. 2014 Associate Stock Purchase Plan (the "Associate Stock Purchase Plan") and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Associate Stock Purchase Plan.

2.                  I hereby authorize payroll deductions from each paycheck in the amount of (please complete one or the other) (i) _______% (a whole number) of my Compensation, or (ii) $_______, on each payday during the Offering Period in accordance with the Associate Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.                  I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at applicable Purchase Price determined in accordance with the Associate Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option on the Exercise Date.

4.                  I have received a copy of the complete "Professional Holding Corp. 2014 Associate Stock Purchase Plan." I understand that my participation in the Associate Stock Purchase Plan is in all respects subject to the terms of the Associate Stock Purchase Plan.

5.                  Shares purchased for me under the Associate Stock Purchase Plan should be issued in the name(s) of (Associate or Associate and Spouse Only):______________________

____________________________________________________________________________.

6.                  I understand that, under current federal income tax law, if I dispose of any shares received by me pursuant to the Plan before the later of the expiration of (i) two (2) years after the first day of the Offering Period during which I purchased such shares, or (ii) one (1) year after the date I purchased any Common Stock under the Associate Stock Purchase Plan, I will be treated for federal income tax purposes as having made a "disqualifying disposition" under Section 421(b) of the Code and as having received ordinary income at the time of such disposition in an amount equal to the excess of fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. The remainder of the gain, if any, recognized on such disqualifying disposition will be taxed as capital gain. I hereby agree to notify the Company in writing within thirty (30) days after the date of any disqualifying disposition of my shares and I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon such disqualifying disposition. The Company or applicable Designated Subsidiary may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company or such Subsidiary any tax deductions or benefits attributable to sale or disqualifying disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) the excess of the fair market value of the shares over the Purchase Price on the first day of the Offering Period in which the shares were purchased. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.                  I hereby agree to be bound by the terms of the Associate Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Associate Stock Purchase Plan.

Associate’s Social Security Number:

Associate’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:_______________________________
Signature of Associate

EXHIBIT B

PROFESSIONAL HOLDING CORP.

2014 ASSOCIATE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Professional Holding Corp. 2014 Associate Stock Purchase Plan (the "Plan") which began on ______________, 2014 (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. The undersigned hereby directs the Company or applicable Designated Subsidiary to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall thereafter be eligible to participate in succeeding Offering Periods only by delivering to the Company or applicable Designated Subsidiary a new Subscription Agreement within the time period set forth in Section 5 of the Plan.

Name and Address of Participant

Signature

Date:_______________________________________________________